Exhibit 4.7

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of May 7, 2009, by and among Sonic Automotive, Inc., a Delaware corporation (the “Company”) and the subscribers set forth on the signature page hereto (each a “Subscriber” and collectively, the “Subscribers”), each of whom has agreed to purchase shares of Class A common stock, $0.01 par value per share, of the Company (the “Common Stock”) pursuant to the Subscription Agreement (as defined below).

This Agreement is made pursuant to the subscription agreement, dated May 4, 2009 (the “Subscription Agreement”), between the Company and the Subscribers (i) for the benefit of the Subscribers and (ii) for the benefit of the Holders (as defined below) from time to time of the Transfer Restricted Securities (as defined below), including the Subscribers. In order to induce the Subscribers to purchase the Common Stock, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Subscribers set forth in Section 3.6 of the Subscription Agreement.

The parties hereby agree as follows:

SECTION 1. Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings:

Affiliate: An “affiliate” of the Company, as defined in Rule 144 of the Securities Act.

Business Day: Any day other than a Saturday, Sunday or U.S. federal holiday or a day on which banking institutions or trust companies located in New York, New York are authorized or obligated by law or executive order to be closed.

Closing Date: The date of this Agreement.

Commission: The Securities and Exchange Commission.

Common Stock: As defined in the preamble hereto.

Effectiveness Date: As defined in Section 3(a) hereto.

Effectiveness Period: As defined in Section 3(a) hereto.

Effectiveness Target Date: As defined in Section 3(a) hereto.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Freely Tradeable: Common Stock that at any time of determination (i) may be sold to the public in accordance with Rule 144 by a person that is not an Affiliate of the Company where no conditions of Rule 144 are then applicable (other than the holding period requirements thereof so long as such holding period requirements applicable at such time of determination are satisfied at such time of determination) and (ii) for which the Holder of such Common Stock is able to request the removal of the restrictive legends relating to the Securities Act.

Freely Tradeable Date: November 9, 2009.

Holders: As defined in Section 2(b) hereto.

Indemnified Holder: As defined in Section 6(a) hereto.

Indenture: The Indenture, dated as of May 7, 2009, by and among the Company, the subsidiaries of the Company party thereto and U.S. Bank, N.A., as trustee (the “Trustee”), as such Indenture is amended or supplemented from time to time in accordance with the terms thereof.

Initial Placement: The issuance and sale by the Company of the Common Stock to the Subscribers pursuant to the Subscription Agreement.

Issuer Free Writing Prospectus: As defined in Section 3(c) hereof.

Majority of Holders: Holders holding a majority of the aggregate principal amount of Common Stock outstanding.

Notice and Questionnaire: A written notice executed by the respective Holder and delivered to the Company containing such information as the Company may reasonably request.

Notice Holder: On any date, any Holder of Transfer Restricted Securities that has delivered a Notice and Questionnaire to the Company on or prior to such date.

Person: An individual, partnership, limited partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

Prospectus: The prospectus included in a Shelf Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

Registration Default: As defined in Section 4 hereof.

Rule 144: Rule 144 as promulgated under the Securities Act.

Securities Act: The Securities Act of 1933, as amended.

Shelf Filing Deadline: As defined in Section 3(a)(i) hereof.

Shelf Registration Statement: As defined in Section 3(a)(i) hereof.

Smith holders: Includes (a) Mr. O Burton Smith and his guardians, conservators, committees, or attorneys-in-fact, (b) lineal descendants of Mr. Smith (a “descendant”) and their respective guardians, conservators, committees or attorneys-in-fact, (c) any not-for-profit corporation if at least 80% of its board of directors is composed of Smith holders and/or descendants, (d) any other corporation if at least 80% of the value of its outstanding equity is owned directly or indirectly by one or more Smith holders, (e) any partnership if at least 80% of the value of the partnership interests are owned directly or indirectly by one or more Smith holders, (f) any limited liability or similar company if at least 80% of the value of the company is owned directly or indirectly by one or more Smith holders, and (g) any trusts created for the benefit of any of the Persons listed in clauses (a) or (b) of this definition.

Subscribers: As defined in the preamble hereto.

Transfer Restricted Securities: Each share of Common Stock, until the earliest to occur of (a) the date on which such Common Stock has been effectively registered for resale under the Securities Act and disposed of in accordance with a Shelf Registration Statement, (b) the date on which such Common Stock ceases to be outstanding (whether as a result of redemption, repurchase and cancellation, conversion or otherwise) or (c) the first date on which such Common Stock becomes Freely Tradeable.

Unless the context otherwise requires, the singular includes the plural, and words in the plural include the singular.

SECTION 2. Securities Subject to this Agreement.

(a) Transfer Restricted Securities. The securities entitled to the benefits of this Agreement are the Transfer Restricted Securities.

(b) Holders of Transfer Restricted Securities. A Person is deemed to be a holder of Transfer Restricted Securities (each, a “Holder”) whenever such Person owns Transfer Restricted Securities.

SECTION 3. Shelf Registration.

(a) If any of the shares of Common Stock are not Freely Tradeable as of the Freely Tradeable Date, the Company shall:

(i) not later than 15 days after the Freely Tradeable Date (such date being the “Shelf Filing Deadline”), cause to be filed a shelf registration statement pursuant to Rule 415 under the Securities Act (the “Shelf Registration Statement”), which Shelf Registration Statement shall provide for resales of all Transfer Restricted Securities held by Holders who have timely provided the information required pursuant to Section 3(b) hereof; and

(ii) use its reasonable best efforts to cause the Shelf Registration Statement to be declared effective by the Commission on or before the 90th day after the later of the date the Shelf Registration Statement is filed and the Shelf Filing Deadline (or if such 90th day is not a Business Day, the next succeeding Business Day) (the “Effectiveness Target Date”, and the date of such effectiveness, the “Effectiveness Date”).

The Company shall use its reasonable best efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 4(a) and (b) hereof to the extent necessary to ensure that it is available for resales of Transfer Restricted Securities by the Holders of Transfer Restricted Securities entitled to the benefit of this Agreement, and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, until such time as all the Transfer Restricted Securities covered by such Shelf Registration Statement have been resold pursuant to such Shelf Registration Statement or are Freely Tradeable (the “Effectiveness Period”); provided that the Company may, from time to time, for a period of up to an aggregate of 45 days in any calendar year determine that the Shelf Registration Statement is not usable for a valid business purpose (a “Blackout Period”). Notwithstanding anything in this Agreement to the contrary, the requirements to file a Shelf Registration Statement, to have such Shelf Registration Statement become effective or to have such Shelf Registration Statement remain effective shall terminate at such time as all of the Securities held by non-Affiliates are Freely Tradeable.

(b) No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 10 days after receipt of a request therefor, such information as the Company may reasonably request to be included in the Notice and Questionnaire for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company any updates to the Notice and Questionnaire or additional information as the Company may reasonably request.

(c) Each Holder represents and agrees that, unless it obtains the prior written consent of the Company, it will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433 (an “Issuer Free Writing Prospectus”), or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. The Company represents that any Issuer Free Writing Prospectus used by the Company, when taken together with the information in the Shelf Registration Statement and the Prospectus, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) If the Shelf Registration Statement ceases to be effective for any reason at any time during the Effectiveness Period (except during a Blackout Period or other than because all Transfer Restricted Securities registered thereunder shall have been resold pursuant thereto or shall be Freely Tradeable), the Company shall use its reasonable best efforts to obtain the prompt withdrawal of any order suspending effectiveness thereof or promptly file or designate a subsequent Shelf Registration Statement covering all of the Securities that as of the date of such filing or designation are Transfer Restricted Securities. If such a subsequent Shelf Registration Statement is filed or designated (and is not already effective), the Company shall use its reasonable best efforts to cause the subsequent Shelf Registration Statement to become effective as promptly as is practicable after such filing or designation and to keep such subsequent Shelf Registration Statement continuously effective until the end of the Effectiveness Period.

(e) The Company shall supplement and amend the Shelf Registration Statement during the Effectiveness Period as and if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement.

(f) The Company shall cause the Shelf Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement or such amendment or supplement, and any Issuer Free Writing Prospectus, as of the date thereof, (i) to comply in all material respects with the applicable requirements of the Securities Act, and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Prospectus and any Issuer Free Writing Prospectus, in light of the circumstances under which they were made) not misleading.

(g) Each Holder agrees that if such Holder wishes to sell Transfer Restricted Securities pursuant to a Shelf Registration Statement and related Prospectus, it will do so only in accordance with the terms and conditions of this Agreement.

SECTION 4. Registration Procedures.

(a) If required pursuant to Section 3 hereof, in connection with the Shelf Registration Statement, the Company shall comply with all the provisions of Section 4(b) hereof and shall use its reasonable best efforts to effect such registration to permit the resale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Company will prepare and file with the Commission a Shelf Registration Statement relating to the registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof in accordance with the time periods set forth in Section 3.

(b) General Provisions. In connection with the Shelf Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities, the Company shall:

(i) except during a Blackout Period or the existence of any fact or event of the kind described in Section 4(b)(iii)(D), use its reasonable best efforts to keep such Shelf Registration Statement continuously effective during the Effectiveness Period; upon the occurrence of any event that would cause any such Shelf Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Securities during the

Effectiveness Period, the Company shall file promptly an appropriate amendment to such Shelf Registration Statement, a supplement to the related Prospectus or file any other required document, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use its reasonable best efforts to cause such amendment to be declared effective and such Shelf Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

(ii) except during a Blackout Period, prepare and file with the Commission such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to keep the Shelf Registration Statement effective during the Effectiveness Period; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the provisions of the Securities Act to enable the disposition of all Transfer Restricted Securities covered by the Shelf Registration Statement during the Effectiveness Period in accordance with the intended method or methods of distribution by the sellers thereof set forth or to be set forth in the Shelf Registration Statement or supplement to the Prospectus;

(iii) advise the Holders whose Transfer Restricted Securities are included in the Shelf Registration Statement promptly and, if requested by such Persons, to confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Shelf Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Shelf Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) except during a Blackout Period, of the existence of any fact or the happening of any event during the Effectiveness Period that makes any statement of a material fact made in the Shelf Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Shelf Registration Statement or the Prospectus in order to make the statements therein not misleading, provided that the Company shall not be required to provide confidential information to Persons who have not signed a confidentiality agreement. If at any time the Commission shall issue any stop order suspending the effectiveness of the Shelf Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or blue sky laws, the Company shall use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

(iv) make available at reasonable times for inspection, upon written request, at the offices where normally kept, by one or more representatives of the Holders whose Transfer Restricted Securities are included in the Shelf Registration Statement, designated in writing by a Majority of Holders whose Transfer Restricted Securities are included in the Shelf Registration Statement, and one counsel retained by such selling Holders, all financial and other records, pertinent corporate documents and properties of the Company and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Holder, attorney or accountant in connection with such Shelf Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness; provided, that if any such information is reasonably identified by the Company as being confidential or proprietary, each Person receiving such information shall take such actions as are necessary to protect the confidentiality of such information, and shall sign confidentiality agreements requested by the Company prior to the receipt of such information;

(v) if requested by any Holders whose Transfer Restricted Securities are included in the Shelf Registration Statement, promptly incorporate in the Shelf Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders may reasonably request to have included therein, including, without limitation, information relating to the “Plan of Distribution” of the Transfer Restricted Securities;

(vi) furnish to each Holder whose Transfer Restricted Securities are included in the Shelf Registration Statement without charge, at least one copy of the Shelf Registration Statement, as first filed with the Commission, and of each amendment thereto, including financial statements and schedules, all documents incorporated by reference therein and all exhibits (excluding exhibits incorporated therein by reference);

(vii) deliver to each Holder whose Transfer Restricted Securities are included in the Shelf Registration Statement, without charge, as many copies of the Prospectus (including each preliminary Prospectus) and any amendment or supplement thereto as such Persons reasonably may request; except during a Blackout Period or the existence of any fact or event of the kind described in Section 4(b)(iii)(B) through (D), the Company hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders in connection with the offering and the sale of such Holder’s Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

(viii) prior to any public offering of Transfer Restricted Securities, cooperate with the Holders whose Transfer Restricted Securities are included in the Shelf Registration Statement and their one counsel representing all such Holders in connection with the registration and qualification of the Transfer Restricted Securities under the state securities or blue sky laws of such jurisdictions as such Holders may reasonably request and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf

Registration Statement; provided, however, that the Company shall not be required to register or qualify as a foreign corporation where it is not then so qualified or to take any action that would subject it to the service of process in suits or to taxation in any jurisdiction where it is not then so subject;

(ix) cooperate with the Holders whose Transfer Restricted Securities are included in the Shelf Registration Statement to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders may reasonably request at least two Business Days prior to any sale of Transfer Restricted Securities made by such Holders;

(x) use its reasonable best efforts to cause the Transfer Restricted Securities covered by the Shelf Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be reasonably necessary to enable the Holders whose Transfer Restricted Securities are included in the Shelf Registration Statement to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in Section 4(b)(viii) hereof, except as may be required solely as a consequence of the nature of such Holder’s (whose Transfer Restricted Securities are included in the Shelf Registration Statement) business, in which case the Company will cooperate in all reasonable respects with the filing of such Shelf Registration Statement and the granting of such approvals;

(xi) except during a Blackout Period, if any fact or event contemplated by Section 4(b)(iii)(D) hereof shall exist or have occurred, promptly prepare a supplement or post-effective amendment to the Shelf Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

(xii) during the Effectiveness Period, otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to Holders whose Transfer Restricted Securities are included in a Shelf Registration Statement, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) for the twelve-month period beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the Shelf Registration Statement;

(xiii) cause the Transfer Restricted Securities covered by the Shelf Registration Statement to be listed or quoted, as the case may be, on each securities exchange or automated quotation system on which the Company’s Common Stock is then listed or quoted; and

(xiv) during the Effectiveness Period, provide promptly to each Holder upon written request each document filed with the Commission pursuant to the requirements of Section 13 and Section 15 of the Exchange Act after the effective date of the Shelf Registration Statement, unless such document is available through the Commission’s EDGAR and/or IDEA system.

Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any written notice from the Company of the existence of any fact of the kind described in Section 4(b)(iii)(D) hereof or of a Blackout Period, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(b)(xi) hereof, or until it is advised in writing (the “Advice”) by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Company, each Holder will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 hereof shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 4(b)(iii)(D) hereof to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 4(b)(xi) hereof or shall have received the Advice.

Each Holder agrees by acquisition of a Transfer Restricted Security, that no Holder shall be entitled to sell any of such Transfer Restricted Securities pursuant to a Registration Statement, or to receive a Prospectus relating thereto, unless such Holder has furnished the Company with a Notice and Questionnaire as required pursuant to Section 3(b) hereof (including the information required to be included in such Notice and Questionnaire). Each Notice Holder agrees promptly to furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Notice Holder not misleading and any other information regarding such Notice Holder and the distribution of such Transfer Restricted Securities as the Company may from time to time reasonably request in writing. The Company may exclude from such Shelf Registration Statement the Securities of any Holder that fails to furnish such information within a reasonable time after receiving such request and such Securities shall no longer be entitled to the benefits hereunder.

SECTION 5. Registration Expenses.

(a) All reasonable expenses incident to the Company’s performance of or compliance with this Agreement will be borne by the Company regardless of whether a Shelf Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees and expenses; (ii) all fees and expenses of compliance with federal securities and state securities or blue sky laws; (iii) all expenses of printing (including printing of Prospectuses); and (iv) all fees and disbursements of counsel and accountants for the Company, subject to Section 5(b) hereof, the Holders of Transfer Restricted Securities.

(b) The Company will reimburse the Subscribers and the Holders of Transfer Restricted Securities being registered pursuant to the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel as may be chosen by the Majority of Holders in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared.

SECTION 6. Indemnification.

(a) The Company agrees to indemnify and hold harmless (i) each Holder of Transfer Restricted Securities covered by the Shelf Registration Statement and (ii) each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such Holder (any of the Persons referred to in this clause (ii) being hereinafter referred to as a “controlling person”) and (iii) the respective officers, directors, partners, employees, representatives and agents of such Holder or any controlling person (any Person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an “Indemnified Holder”), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including, without limitation, and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing, settling, compromising, paying or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Holder), joint or several, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement (or any amendment or supplement thereto) or Prospectus (or any amendment or supplement thereto), or any preliminary prospectus or any Issuer Free Writing Prospectus (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to a Holder furnished in writing to the Company by such Holder expressly for use therein.

In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought or asserted against any of the Indemnified Holders with respect to which indemnity may be sought against the Company, such Indemnified Holder (or the Indemnified Holder controlled by such controlling person) shall promptly notify the Company in writing; provided, however, that the failure to give such notice shall not relieve any of the Company from any liability under the preceding paragraph unless and to the extent such failure results in the forfeiture by the indemnifying party of substantial rights and defenses or other material harm or prejudice to such indemnifying party and shall not, in any event, relieve the Company from any obligations to any Holder other than the indemnification obligation provided in the preceding paragraph. Such Indemnified Holder shall have the right to employ its own counsel in any such action and the reasonable fees and expenses of such counsel shall be paid, as incurred, by the Company if the Indemnified Holder is entitled to indemnification hereunder.

The Company shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for such Indemnified Holders, which firm shall be designated by the Majority of Holders. The Company shall be liable for any settlement of any such action or proceeding effected with the Company’s prior written consent, which consent shall not be withheld unreasonably, and each of the Company agrees to indemnify and hold harmless any Indemnified Holder from and against any loss, claim, damage, liability or expense by reason of any settlement of any action effected with the written consent of the Company. The Company shall not, without the prior written consent of each Indemnified Holder, settle or compromise or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Holder is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Holder from all liability arising out of such action, claim, litigation or proceeding.

(b) Each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Company and its directors and officers who sign a Registration Statement, and any Person controlling (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company and the officers, directors, partners, employees, representatives and agents of each such Person, to the same extent as the foregoing indemnity from the Company to each of the Indemnified Holders, but only with respect to claims and actions based on information relating to such Holder furnished in writing by such Holder expressly for use in a Shelf Registration Statement (or any amendment or supplement thereto) or Prospectus (or any amendments or supplements thereto). In case any action or proceeding shall be brought against the Company or its directors or officers or any such controlling person in respect of which indemnity may be sought against a Holder of Transfer Restricted Securities, such Holder shall have the rights and duties given the Company, its directors and officers and such controlling person shall have the rights and duties given to each Holder by the preceding paragraph.

(c) If the indemnification provided for in this Section 6 is unavailable to an indemnified party under Section 6(a) or (b) hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities, judgments, actions or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Holders, on the other hand, or if such allocation is not permitted by applicable law, the relative fault of the Company, on the one hand, and the Holders, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Indemnified Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Indemnified Holders, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 6(a) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Company and each Holder of Transfer Restricted Securities agree that it would not be just and equitable if contribution pursuant to this Section 6(c) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section 6(c) are several in proportion to the respective principal amount of Transfer Restricted Securities held by each of the Holders hereunder and not joint.

SECTION 7. Representations and Warranties and Covenants of the Subscribers.

(a) Each of the Subscribers severally and not jointly represents, warrants and agrees that as of the Closing Date, it is not an Affiliate of the Company except as otherwise permitted under the Indenture.

(b) Each of the Subscribers severally and not jointly covenants and agrees with the Company that it will not take any action that would result in such Subscriber becoming an Affiliate of the Company during the Effectiveness Period.

SECTION 8. Miscellaneous.

(a) Notwithstanding the fact that the Holder may have requested and the Company may have caused the removal of the restrictive legends relating to the Securities Act from the Securities, if the conditions of Rule 144(c)(1) are still applicable to the Securities and those conditions have not been satisfied, each Holder acknowledges that it hereby will be prohibited from selling or otherwise transferring the Securities pursuant to Rule 144 until such time as the conditions of Rule 144(c)(1) have been satisfied or a period of one year has elapsed since the later of the Closing Date or a date as of which the Securities were held by an Affiliate of the Company. The Company will provide the Holders with prompt notice of (i) any circumstance that would cause the Securities to become so restricted and (ii) when the prohibition provided herein has elapsed and the Securities may be sold or transferred pursuant to Rule 144.

(b) No Inconsistent Agreements. During the Effectiveness Period, the Company will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise violates the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company’s other issued and outstanding securities under any agreement in effect on the date hereof.

(c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, unless the Company has (i) in the case of Section 4 hereof and this Section 8(c)(i), obtained the written consent of Holders of all outstanding Transfer Restricted Securities and (ii) in the case of all other provisions hereof, obtained the written consent of a Majority of Holders of the outstanding principal amount of Transfer Restricted Securities (excluding any Transfer Restricted Securities held by the Company or its Affiliates).

(d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

(i) if to a Holder, at the address given by the transfer agent and registrar of the shares of Common Stock to the Company; and

(ii) if to the Company:

Sonic Automotive, Inc.

6415 Idlewild Road, Suite 109

Charlotte, North Carolina 28212

Telecopier No.: (704) 566-2420

Attention: Stephen K. Coss, Esq.

With a copy to:

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, NY 10004

Telecopier No.: (212) 859-4000

Attention: Stuart H. Gelfond, Esq.

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

(e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation, and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder (i) if such assignment, transfer or other disposition of Transfer Restricted Securities is in violation of the terms of the Indenture, or (ii) unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder. If any successor or assign of any Holder shall acquire Transfer Restricted Securities, in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms and conditions of this Agreement, and by taking and holding such Transfer Restricted Securities, such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and conditions of this Agreement.

(f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(h) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW RULES THEREOF.

(i) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(j) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SONIC AUTOMOTIVE, INC.

By:	/s/ David P. Cosper
	Name:	David P. Cosper
	Title:	Vice Chairman & CFO

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written.

NICHOLAS APPLEGATE CAPITAL MANAGEMENT

By:	/s/ Justin Kass
Name:	Justin Kass
Title:	Managing Director

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written.

NICHOLAS APPLEGATE CAPITAL MANAGEMENT

By:	/s/ Justin Kass
Name:	Justin Kass
Title:	Managing Director

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written.

NICHOLAS APPLEGATE CAPITAL MANAGEMENT

By:	/s/ Justin Kass
Name:	Justin Kass
Title:	Managing Director

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written.

PIONEER FUNDUSZ OBLIGACJI DOLAROWYCH PLUS FIO

By:	/s/ Tracy Wright
Name:	Tracy Wright
Title:	Portfolio Manager

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written.

PIONEER HIGH YIELD VCT PORTFOLIO

By:	/s/ Tracy Wright
Name:	Tracy Wright
Title:	Portfolio Manager

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written.

ING PIONEER HIGH YIELD PORTFOLIO

By:	/s/ Tracy Wright
Name:	Tracy Wright
Title:	Portfolio Manager

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written.

PIONEER HIGH YIELD FUND

By:	/s/ Tracy Wright
Name:	Tracy Wright
Title:	Portfolio Manager

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written.

PIONEER FUNDS US HIGH YIELD SUB FUND

By:	/s/ Tracy Wright
Name:	Tracy Wright
Title:	Portfolio Manager

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written.

LION GLOBAL INVESTORS LIMITED

By:	/s/ Tracy Wright
Name:	Tracy Wright
Title:	Portfolio Manager

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written:

NARSIL INVESTMENT FUND LLC

By:	/s/ Scott Thomson
Name:	Scott Thomson
Title:	Manager

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written.

UNITED FUNERAL SYSTEM INC. (UNITED FUNERAL DIRECTORS BENEFIT LIFE INSURANCE CO.)

By:	/s/ Charlie Allison
Name:	Charlie Allison
Title:	President